Exhibit B

  B-1

EXECUTION VERSION

PRIVATE PLACEMENT AGREEMENT

               PRIVATE PLACEMENT AGREEMENT dated as of December 15, 2004, by and among Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”), Macquarie Infrastructure Company Trust, a Delaware statutory trust (the “Trust”), and Macquarie Infrastructure Management (USA) Inc., a Delaware corporation (“MIMUSA”).

               WHEREAS, the Trust will issue 21,400,000 shares (24,610,000 with full overallotment exercise) (the “Original Shares”) of its trust stock (“Trust Stock”) to the Company in exchange for an equal number of membership interests (“LLC Interests”) of the Company to be issued to the Trust, and the Company will sell the Original Shares in an initial public offering of the Trust (the “IPO”) pursuant to the Purchase Agreement dated December 15, 2004 (the “Purchase Agreement”) at a price per share of $25.00 (the “IPO Price”), for an aggregate purchase price of $535,000,000 ($615,250,000 with full overallotment exercise); and

               WHEREAS, the Trust proposes to issue to the Company the number of shares of Trust Stock equal to (i) $50,000,000.00 divided by (ii) the IPO Price, or 2,000,000 shares (the “New Shares”), in exchange for an equal number of LLC interests of the Company issued to the Trust in exchange for, and in consideration for, the New Shares, and MIMUSA has agreed, subject to the terms and conditions set forth herein, to purchase the New Shares at a price per share equal to the IPO Price;

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

ARTICLE 1
ISSUANCE OF NEW SHARES AND LLC INTERESTS; CONSIDERATION; CONDITIONS

               SECTION 1.01. Issuance of New Shares and LLC Interests. On the basis of the representations, warranties and covenants contained in this Private Placement Agreement, and subject to the terms and conditions contained herein, the Trust agrees to issue the New Shares to the Company, the Company agrees to issue to the Trust a number of LLC Interests equal to the number of New Shares in exchange for and in consideration for the New Shares and the Company agrees to sell to MIMUSA, and MIMUSA agrees to purchase from the Company, the New Shares for a total purchase price of $50,000,000.00 (the “Purchase Price”).

               SECTION 1.02. Closing. Subject to the terms and conditions contained in this Private Placement Agreement, the closing of the purchase and sale of the New Shares (the “Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on December 21, 2004, or at such other location or at such other time on the same date or such other date as shall be agreed upon by MIMUSA and the Company. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to an account specified in writing by the Company.

Upon payment of the Purchase Price, (i) immediately prior to the delivery of the New Shares, the Company, as Sponsor of the Trust, will cause the Trust to issue to the Company the New Shares in exchange for, and in consideration for, an equal number of LLC Interests, and (ii) the Company shall deliver to MIMUSA a stock certificate evidencing the New Shares, registered in the name of MIMUSA or its nominee.

               SECTION 1.03. Conditions. The obligations of MIMUSA to purchase the New Shares and to pay the Purchase Price at the Closing shall be subject to the satisfaction of each of the following conditions as of the Closing:

     (a) the representations and warranties contained in Section 2 and in Section 3 hereof shall be true and correct at and as of the Closing as though then made, and the Company and the Trust each shall have performed all of the covenants to be performed by it hereunder prior to the Closing;

     (b) MIMUSA shall have received counterparts of the Registration Rights Agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”) and the Management Services Agreement in the form of Exhibit B hereto (the “Management Services Agreement”) signed by each of the parties hereto or thereto (or, in the case of any party as to which an executed counterpart shall not have been received, MIMUSA shall have received facsimile transmission, email or other written confirmation from such party of execution of a counterpart hereof or thereof by such party), and the Registration Rights Agreement shall be in full force and effect as of the Closing;

     (c) the closing of the IPO as contemplated in the Purchase Agreement shall occur simultaneously with the Closing; and

     (d) MIMUSA shall have received evidence reasonably satisfactory to it as to the due authorization, execution and delivery of the New Shares by the Trust.

ARTICLE 2
REPRESENTATIONS BY THE COMPANY

               The Company represents and warrants to MIMUSA as follows:

               SECTION 2.01. Corporate Existence and Power. The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus (as defined in the Purchase Agreement) and to enter into and perform its obligations under this Private Placement Agreement; and the Company is duly qualified to transact business as a foreign limited liability company and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect (as defined in the Purchase Agreement);

               SECTION 2.02. LLC Interests Fully Paid and Non-Assessable; No Liability. Upon delivery of the LLC Interests as payment of consideration in exchange for the New Shares acquired as herein contemplated, the LLC Interests will be fully paid and non-assessable; the LLC Interests, when issued, will conform to all statements relating thereto contained in the Prospectus and such description will conform in all material respects to the rights set forth in the instruments defining the same; and no holder of the LLC Interests will be subject to personal liability by reason of being such a holder.

               SECTION 2.03. Authority, Approval and Enforceability. The execution, delivery and performance by the Company of this Private Placement Agreement, the Management Services Agreement and the Registration Rights Agreement (collectively, the “Company Documents”) to which it is a party and the issuance of the LLC Interests by the Company have been duly and validly authorized and are within the Company’s powers. This Private Placement Agreement has been duly executed and delivered by the Company and constitutes its valid and binding agreement, enforceable against it in accordance with its terms. Each other Company Document has been duly authorized and, when executed and delivered by the Company, will constitute its valid and binding agreement, enforceable against it in accordance with its terms and, solely in the case of the Registration Rights Agreement, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and to equitable principles of general applicability.

               SECTION 2.04. Ownership of New Shares. Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the New Shares to be sold hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity or encumbrance of any kind (“Security Interest”); and upon delivery of such New Shares and payment of the Purchase Price therefor as herein contemplated, MIMUSA will receive good and valid title to the New Shares purchased by it from the Company.

               SECTION 2.05. Authorization of Transfer of the New Shares. All necessary action has been taken by the Company to duly and validly sell, assign and transfer to MIMUSA the New Shares to be sold by the Company hereunder, to deliver the New Shares to be sold by the Company hereunder, to accept payment therefor and otherwise to consummate the transactions contemplated herein.

               SECTION 2.06. Purchase Agreement Representations. The representations and warranties contained in Section 1(a)(ii) — (v), (ix), (x), (xii), and (xv) — (xxiv) in the Purchase Agreement are true and correct as of the day hereof.

ARTICLE 3
REPRESENTATIONS BY THE TRUST

               The Company, as Sponsor of the Trust, represents and warrants to MIMUSA as follows:

               SECTION 3.01. Corporate Existence and Power. The Trust has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, is and will be treated as a “grantor trust” for federal income tax purposes under existing law, has the trust power and authority to enter into this Private Placement Agreement and to conduct its business as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction. When issued by the Trust and delivered by the Company pursuant to this Private Placement Agreement against payment of the consideration set forth in this Private Placement Agreement, the New Shares will represent beneficial interests in the Trust.

               SECTION 3.02. Due Authority of Trustees. The Regular Trustee of the Trust, as defined in the Trust Agreement, is authorized in such capacity to execute and deliver this Private Placement Agreement and to authorize the delivery to the Company of the New Shares to be sold by the Trust under this Private Placement Agreement and to accept payment therefor in the form of the LLC Interests.

               SECTION 3.03. Authority, Approval and Enforceability. This Private Placement Agreement has been duly authorized, executed and delivered by the Trust and constitutes its valid and binding agreement, enforceable against it in accordance with its terms. The Registration Rights Agreement has been duly authorized and, when duly executed and delivered by the Trust, will constitute its valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and to equitable principles of general applicability.

               SECTION 3.04. Authorization of New Shares; New Shares Fully Paid and Non-Assessable; No Liability; No Preemption. All necessary action has been taken by the Trust to duly and validly authorize, issue and deliver the New Shares to the Company in a number equal to the number of LLC Interests delivered to the Trust as consideration for such New Shares; upon delivery of such New Shares and payment of such consideration therefor, in exchange for the LLC Interests acquired as herein contemplated, the New Shares to be purchased from the Trust by the Company in exchange for the LLC Interests will be fully paid and non-assessable; no holder of New Shares will be subject to personal liability by reason of being such a holder; and the issuance of the New Shares is not subject to statutory or contractual preemptive or other similar rights.

               SECTION 3.05. Ownership of LLC Interests. Upon consummation of the transactions contemplated hereby, the Trust will own the LLC Interests free and clear of any Security Interest.

               SECTION 3.06. Purchase Agreement Representations. The representations and warranties contained in Section 1(b)(v) — (viii) and (x) in the Purchase Agreement are true and correct as of the day hereof.

ARTICLE 4
REPRESENTATIONS OF MIMUSA

               MIMUSA represents and warrants to the Company and the Trust as follows:

               SECTION 4.01. Corporate Power. MIMUSA has the corporate power and authority to enter into this Private Placement Agreement.

               SECTION 4.02. Authority, Approval and Enforceability. This Private Placement Agreement has been duly authorized, executed and delivered by MIMUSA and constitutes its valid and binding agreement, enforceable against it in accordance with its terms. The Management Services Agreement has been duly authorized by MIMUSA and, when executed and delivered by MIMUSA, will constitute its valid and binding agreement, enforceable against it in accordance with its terms.

               SECTION 4.03. Private Placement.

     (a) MIMUSA understands that the offering and sale of the New Shares to it as contemplated hereby are intended to be exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) thereunder.

     (b) The New Shares to be acquired by MIMUSA pursuant to this Private Placement Agreement are being acquired for its own account for investment and without a view to the public distribution of such New Shares or any interest therein; provided that nothing contained herein shall prevent MIMUSA and subsequent holders of the Restricted Securities, as defined in Section 5.05 below, from transferring such securities in compliance with the provisions of Article 5 hereof.

     (c) MIMUSA has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the New Shares, and MIMUSA is capable of bearing the economic risks of such investment, including a complete loss of its investment in the New Shares.

     (d) MIMUSA has been given the opportunity to ask questions of and receive answers from the Company and the Trust concerning the Company, the Trust, the New Shares, the LLC Interests and other related matters. MIMUSA further represents and warrants to the Company and the Trust that it has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the acquisition of the New Shares and that the Company and the Trust have made available to MIMUSA or its agents all documents and information relating to an investment in the New Shares requested by or on behalf of MIMUSA. In evaluating the suitability of an investment in the New Shares, MIMUSA has not relied upon any other representations or other information (other than as contemplated by the preceding sentences), whether oral or written, made by or on behalf of the Company or the Trust.

     (e) MIMUSA is an “Accredited Investor” as such term is defined in Regulation D under the 1933 Act.

ARTICLE 5
TRANSFER OF RESTRICTED SECURITIES

               SECTION 5.01. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the 1933 Act, (ii) Rule 144 under the 1933 Act (or any similar rule or rules then in force) if such rule is available, (iii) registration pursuant to the terms of the Registration Rights Agreement, or (iv) subject to the conditions specified in Section 5.02 below, any other applicable exemption from registration legally available under the

1933 Act; and in the cases of clauses (i) through (iv) above, inclusive, only to the extent set forth in Article 6 below.

               SECTION 5.02. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 5.01(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Shearman & Sterling LLP or other counsel that, to the Company’s reasonable satisfaction, is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the 1933 Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Shearman & Sterling LLP or other counsel that no subsequent transfer of such Restricted Securities shall require registration under the 1933 Act, the Company, as Sponsor of the Trust, shall cause the Trust to, promptly upon such contemplated transfer, deliver new certificates for such Restricted Securities that do not bear the 1933 Act legend set forth below in Section 5.03. If the Company is not required to cause the Trust to deliver new certificates for such Restricted Securities bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company and the Trust in writing its agreement to be bound by the conditions contained in this Section 5.02. Notwithstanding anything to the contrary herein, transfers to or among affiliates of MIMUSA shall not require delivery of the opinion required in this Section 5.02.

               SECTION 5.03. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SHARES OF TRUST STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SHARES OF TRUST STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.”

               SECTION 5.04. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company, as Sponsor of the Trust, shall direct the Trust, upon the request of the holder of such Restricted Securities, to remove the legend set forth in Section 5.03 from the certificates for such Restricted Securities.

               SECTION 5.05. Definition of Restricted Securities. For the purposes of this Private Placement Agreement, “Restricted Securities” means (i) the New Shares issued hereunder and (ii) any securities issued with respect to the New Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the 1933 Act or (c) been otherwise transferred and new stock certificates not bearing the 1933 Act legend set forth in Section 5.03 have been delivered by the Trust in accordance with Section 5.02. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Trust, without expense, new certificates representing securities of like tenor not bearing a 1933 Act legend of the character set forth in Section 5.03.

ARTICLE 6
MISCELLANEOUS

               SECTION 6.01. Notices. All notices and other communications required or permitted under this Private Placement Agreement shall be deemed to have been duly given and made if in writing and if served by personal delivery to the party for whom intended, by facsimile transmission, by telegram or telex or by registered or certified mail (postage prepaid, return receipt requested), sent to the following addresses (or such other address for a party as shall be specified by like notice):

(a)	if to the Company:

Macquarie Infrastructure Company LLC 600 Fifth Avenue, 21st Floor New York, New York 10020 Facsimile: (212) 581-8037 Attention: David Mitchell

(b)	if to the Trust:

Macquarie Infrastructure Company Trust 600 Fifth Avenue, 21st Floor New York, New York 10020 Facsimile: (212) 581-8037 Attention: Peter Stokes

(c)	if to MIMUSA:

Macquarie Infrastructure Management (USA) Inc. 600 Fifth Avenue, 21st Floor New York, New York 10020 Facsimile: (212) 581-8037 Attention: Stephen Peet

and, in the case of any notice sent to the Company or to the Trust, with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: Antonia E. Stolper, Esq.
Fax: 646-848-5009

               SECTION 6.02. Amendments and Waivers. Any provision of this Private Placement Agreement may be amended, modified, supplemented or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Private Placement Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               SECTION 6.03. Successors and Assigns. The provisions of this Private Placement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Private Placement Agreement without the consent of each other party hereto, and provided further that, notwithstanding the foregoing, MIMUSA may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to any of its affiliates (as such term is defined in Rule 144 under the 1933 Act).

               SECTION 6.04. Severability. Any provision of this Private Placement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Private Placement Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

               SECTION 6.05. Counterparts; Effectiveness; Third-Party Beneficiaries. This Private Placement Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Private Placement Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this Private Placement Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               SECTION 6.06. Entire Agreement. This Private Placement Agreement and the other Company Documents constitute the entire agreement among the parties with respect to the subject matter of this Private Placement Agreement and supersede and preempt all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Private Placement Agreement in any way.

               SECTION 6.07. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               SECTION 6.08. Governing Law. This Private Placement Agreement shall be governed by and construed in accordance with laws of the State of New York.

[Signature Page Follows]

               IN WITNESS WHEREOF, the parties hereto have caused this Private Placement Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ David M. Mitchell Name: David M. Mitchell
Title: Chief Financial Officer

MACQUARIE INFRASTRUCTURE COMPANY TRUST

BY: MACQUARIE INFRASTRUCTURE COMPANY LLC, as Sponsor

By:	/s/ David M. Mitchell Name: David M. Mitchell
Title: Chief Financial Officer

MACQUARIE INFRASTRUCTURE MANAGEMENT (USA) INC.

By:	/s/ Peter Stokes Name: Peter Stokes
Title: President and Chief Executive Officer